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                                                                 Exhibit 10.3
                              Extension Agreement

Diamond Home Services, Inc.
222 Church Street
Woodstock, Illinois  60098

Re:        Defaults by Diamond Home Services, Inc. (the "Borrower")
          and request for extension of forbearance under that certain
       Credit Agreement dated as of April 20, 1998 as previously amended
                           (the "Credit Agreement")
       _________________________________________________________________

Gentlemen:

     As you know, there are currently Existing Defaults by the Borrower under the Credit Agreement. In addition, the Borrower has informed the Banks that the Borrower will be unable to make the principal payment on the Term Loans scheduled as due today. We are currently party to a September 1, 1999 Forbearance Agreement with the Borrower and the Material Subsidiaries (the "Forbearance Agreement") which sets out the terms and conditions upon which the Banks were willing to provide the Borrower with limited financial support and forbear from accelerating the Obligations and enforcing the liens granted by the Collateral Documents during the Standstill Period. Terms defined in the Forbearance Agreement are used herein with the same meanings.

     The Borrower has requested that the Banks extend to October 18, 1999 the Scheduled Standstill Expiration Date and refrain from acting on the Borrower's failure to make the principal payment on the Term Loans required today. This letter will confirm the terms, conditions and provisions upon which the Banks are willing to so extend the forbearance arrangements. Accordingly, effective upon the Borrower's and the Material Subsidiaries' acceptance of this letter by the Borrower's and the Material Subsidiaries' execution in the space provided for that purpose below (which acceptance must occur without any modification of the terms of this letter and no later than 5:00 p.m., Chicago time, on Monday, October 4, 1999), the Banks agree to extend the forbearance arrangements with the Borrower under the following terms and conditions:

            1. Extension. The Scheduled Standstill Expiration Date shall be and hereby is extended from September 29, 1999 to October 18, 1999. All references in the Forbearance Agreement to September 29, 1999 shall be deemed references to October 18, 1999.

            2. Acknowledgment of Amounts Owing. The Borrower acknowledges and agrees that the principal amount of Loans and L/C Obligations as of September 29, 1999,

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     is $40,416,710 ($16,875,000 in Term Loans, $0 in Swing Loans, $22,841,710
     in Revolving Loans and $700,000 in L/C Obligations) and such amount (together with interest thereon) is justly and truly owing by the Borrower to the Banks without defense, offset or counterclaim.

            3. No Additional Credit. The Borrower acknowledges that the Banks continue to exercise their right to cease extending any additional credit under the Credit Agreement; provided, however, that unless and until a Standstill Termination occurs, the Banks will continue, pursuant to Section 1.6(c) of the Credit Agreement, to make Base Rate Loans to repay Reimbursement Obligations arising from drawings paid on Letters of Credit.

            4. Net Cash Position. The Projections set forth in Schedule One to the Forbearance Agreement are being replaced by the projections attached hereto as Schedule One (the "New Projections"). All references in the Forbearance Agreement to the Projections shall be deemed references to the New Projections.

            5. September 30, 1999 Principal Payment. The Borrower has indicated its inability to make the principal payment on the Term Loans scheduled as due today. The Banks agree that this failure to make such payment shall constitute an "Existing Default" to the same extent as if it were originally included in the Forbearance Agreement as an Existing Default. As more fully set forth in the Forbearance Agreement, the Banks are not waiving this or any other Existing Default.

            6. KanTel. No later than October 8, 1999, the Borrower shall, and shall cause its Subsidiaries to, execute and deliver such instruments and documents (including without limitation UCC financing statements, stock certificates and stock powers), and do such further acts and things, as the Agent shall reasonably deem necessary to confirm and assure that the Property acquired by the Borrower and its Subsidiaries as a result of their acquisition of KanTel constitutes Collateral in the manner contemplated by the Loan Documents.

            7. Lien on Reeves Real Estate. Notwithstanding anything contained in the Credit Agreement to the contrary, no later than the Scheduled Standstill Expiration Date (as extended hereby), the Borrower (i) shall have reached agreement with the Agent on the form of mortgage necessary to grant to the Agent for the benefit of itself and the Banks a Lien on each parcel of real property owned by Reeves and designated by the Agent to secure the Obligations and Hedging Liability and (ii) shall at its expense order for each such parcel designated by the Agent (no parcel with a fair market value of less than $100,000 to be so designated), the following items: a survey, environmental report and commitment for a mortgagee's policy of title insurance from a title insurer reasonably acceptable to the Agent insuring the validity of the relevant mortgage and its status as a first Lien (subject to Liens permitted by the Credit Agreement) on the real property encumbered thereby (it being understood that (i) the Agent may not at its discretion require each of such items for each such parcel and (ii) the placement of an

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     order for any item prior to the Scheduled Standstill Expiration Date does not necessarily mean that the item so ordered will be provided prior to such date).

            8. Green Tree Purchase. The Banks will consent to the Disposition made by Marquise to Green Tree Financial Servicing Corporation ("Green Tree") of Property owned by Marquise pursuant to the same or substantially the same terms and conditions as are set forth in the draft of the Green Tree Contract Purchase Agreement ("Draft Purchase Agreement") faxed from Green Tree to Marquis on August 18, 1999; provided, however, that (i) such disposition is made prior to any Standstill Termination, (ii) such Disposition is for a gross cash consideration payable entirely at closing to Marquis of not less than 103% of face principal amount of the Contracts (as defined in the Draft Purchase Agreement) and (iii) any guaranty or other support by the Borrower or any Subsidiary for Marquise's obligations with respect to such Disposition shall be on terms and conditions satisfactory to the Banks.

            9. Intercompany Payables between Reeves and Diamond Exteriors, Inc. Diamond Exteriors, Inc. ("Exteriors") purchases goods from Reeves in the ordinary course of its business and such purchases give rise to intercompany payables. A Standstill Termination shall be deemed to occur if Exteriors' intercompany payables to Reeves remain unpaid for a period longer than what is generally now the case for Exteriors' other accounts payable, and in no event shall such intercompany payables remain unpaid longer than what generally is now the case for Exteriors' accounts payable to its other third party material vendors.

            10. Legal Expense. No later than the Scheduled Standstill Termination Date, the Borrower must pay in full all of the Agent's invoices and legal expenses for work done in connection with the credit arrangements contemplated by the Credit Agreement.

            11. New Borrowing Base Reporting. The Agent conducted a field audit on the Collateral in September of this year (the "Field Audit"). Based on the information gained from the Field Audit, the Agent has determined that the Borrower has been inaccurately computing and reporting the Borrowing Base. No later than October 12, 1999, the Borrower must accurately compute and report its Borrowing Base so as to eliminate the inaccuracies revealed by the Field Audit.

            12. Compliance With Forbearance Agreement. The Borrower must continue to comply with all the terms, conditions and provisions of the Forbearance Agreement as modified by this letter. Without limiting the generality of the foregoing, the Borrower must continue to comply with the Borrowing Base requirements as modified by the Forbearance Agreement and this letter (it being understood and agreed that modifications of such Borrowing Base requirements may be made as a result of the information gained from the Field Audit).

            13. Miscellaneous. Except as specifically modified by this letter, the terms, conditions and provisions of the Forbearance Agreement remain in full force and effect.

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     Dated as of October 1, 1999.

                                 Very truly yours,

                                 Harris Trust and Savings Bank, individually
                                   and as Agent

                                 By
                                   Its Vice President


                                 LaSalle Bank, National Association

                                 By
                                   Its________________________________________


                                 Bank of America, N.A.

                                 By
                                   Its_______________________________________


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     The undersigned accept and agree to the above letter.

                                 Diamond Home Services, Inc.

                                 By
                                   Its______________________

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                         Material Subsidiaries' Consent

     The undersigned, being all the Material Subsidiaries of the Borrower, have heretofore executed and delivered to the Banks a Guaranty and certain other Collateral Documents and hereby consent to the above Agreement and confirm that their Guaranty and such Collateral Documents and all of the undersigneds' obligations thereunder remain in full force and effect. The undersigned further agree that the consent of the undersigned to any further modifications in the credit arrangements contemplated by the Credit Agreement shall not be required as a result of this consent having been obtained. Each Material Subsidiary shall take such action as the Borrower is required by this letter to cause such Material Subsidiary to take, and shall refrain from taking such action as the Borrower is required by the above Agreement to prohibit such Material Subsidiary from taking.

                                 Reeves Southeastern Corporation

                                 By
                                   Its___________________________


                                 Foreline Security Corporation

                                 By
                                   Its___________________________


                                 Diamond Exteriors, Inc.

                                 By
                                   Its___________________________


                                 Marquise Financial Services, Inc.

                                 By
                                   Its___________________________


                                 Reeves Southeastern Realty, Inc.

                                 By
                                   Its___________________________


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                                  Schedule One







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